EXHIBIT 23.1

                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference of this Registration Statement on Form S-8 of our report dated April 15, 1999 relating to the financial statements included in the I-Link Incorporated Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated April 15, 1999 relating to the financial statement schedule, which appears in such Form 10-K.



PricewaterhouseCoopers LLP
Salt Lake City, Utah
September 8, 1999